UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2025

CMG HOLDINGS GROUP, INC

(Exact name of registrant as specified in its charter)

Nevada	000-51770	87-0733770
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2130 North Lincoln Park West 8N
Chicago, IL 60614
(Address of principal executive offices) (Zip Code)

(773) 770-3440
Registrant's telephone number including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company X

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. X

Item 8.01 – Other Events.

CMG Holdings Group Inc. is today 3/31/25 filing a form 15-12G seeking a termination/suspension with the SEC.  After careful consideration the cost of maintaining SEC reporting obligations is no longer cost effective. The company is exploring other methods for maintaining an orderly trading market for CMG's stock including applying for OTC-ID status as well as either a strategic merger or an acquisition. We will be reporting back to shareholders as to the direction we will be taking in the upcoming weeks. CMG's  operating business and investment portfolio continue to be the primary focus of the corporation. As a footnote, because our previous auditor was disqualified by the SEC going forward we would have to re-audit 2023 resulting in paying for that audit and 2024 simultaneously has become a cost that we find excessive.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMG HOLDING GROUP, INC.

Dated: March 31, 2025	By: /s/ Glenn Laken
Glenn Laken
Chief Executive Officer